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                                                                    Exhibit 10.3


               SHARE OPTION AGREEMENT dated as of the 8th day of April, 1994;

B E T W E E N:


               IMAX CORPORATION, a corporation incorporated under the laws of Canada,

               (hereinafter called the "Corporation")

                              - and -

               JOHN M. DAVISON of the City of Toronto,
               in the Province of Ontario,

               (hereinafter called the "Optionee").



     WHEREAS the Optionee and the Corporation have agreed that the Optionee shall be granted an option to purchase common shares of the Corporation on the terms and conditions set forth in this agreement.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter contained the parties hereto agree as follows:


1.   SHARE OPTION

     (a) The Corporation hereby grants to the Optionee an irrevocable option (the "Option") to purchase, in accordance with the exercise rights outlined herein and subject to adjustment as provided herein, all or any part of 18,752 Common Shares ("Common Shares" means the fully paid and non-assessable common shares in the capital of the Corporation on the date hereof and as the same shall be constituted at any time or times hereafter, such Common Shares being hereinafter referred to as the "Optioned Shares") in the capital of the Corporation at a price of Cdn. $6.38 per share (the "Exercise Price").

     (b) Subject to the provisions hereof, the Option may be exercised during the 10 year period commencing on the date hereof and ending on April 8, 2004 or the immediately following business day if such date is not a business day in the city where the chief executive office of the Corporation is located on that day (such date being hereinafter referred to as the "Expiration Date") for any number of Optioned Shares up to the maximum number specified in Section 1(a) above. At the close of business in the city where the chief executive office of the Corporation is located on that day on the Expiration Date the Option shall expire and be of no

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further force whatsoever as to such of the Optioned Shares in respect of which the Option has not been fully exercised and thereafter, the Option may not be exercised.

     (c) Subject to Subsection 2(a) and 2(b) hereof the Option shall only be exercisable by the Optionee as follows:

     (i) with respect of 9375 of the Optioned Shares, the Option may be exercised as to 1875 of the Optioned Shares in whole or in part from time to time on or after the first anniversary of the date hereof and may be exercised as to an additional 1875 of the Optioned Shares in whole or in part from time to time on or after each of the four anniversary dates of the date hereof after such first anniversary date;

     (ii) the Option may be exercised as to the remainder of the Optioned Shares, being 9377 Optioned Shares, in whole or in part from time to time on or after such dates and in accordance with the attainment of such performance criteria as the Corporation may from time to time establish within its sole discretion.

     (d) Notwithstanding any other provisions contained in this agreement, the Option may be exercised as to all of the Optioned Shares in whole at any time or in part from time to time on or after the date upon which either (i) the Corporation issues Common Shares or (ii) the Corporation consolidates, amalgamates or merges with or into any other corporation or other entity, and as a result of any of such events at least 51% of the Common Shares of the Corporation outstanding immediately after such event are held by or for the benefit of any person or group of persons acting in concert who, immediately prior to such event, held less than 5% of the total number of Common Shares outstanding of the Corporation, calculated on a fully diluted basis.


2.   TERMINATION OF EMPLOYMENT OF OPTIONEE

     (a) Notwithstanding any other provisions contained in this agreement, no Option which is not then exercisable shall become exercisable for any Optioned Shares on or after the date upon which the Optionee ceases to be employed by the Corporation, for any reason whatsoever, except to the extent that any such Option becomes exercisable by reason of the termination of employment. All Options not exercisable on the date of cessation of employment shall be forfeited and cancelled without payment to the Optionee whatsoever. If the employment of the Optionee is terminated with cause, all Options which may then be exercised shall terminate and be cancelled without any consideration being paid to the Optionee therefor.

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     (b)  If the Optionee materially breaches any of the restrictive covenants set forth in the Employment Agreement (including, without limitation, any restrictive covenant relating to non-competition, non-solicitation or confidentiality), then (i) all of the Options, whether or not exercisable at the date of such breach, shall terminate and be cancelled without any consideration being paid therefor, and (ii) the Optionee shall be obligated to promptly pay to the Corporation an amount equal to the aggregate profit (determined based on the difference between the fair market value of Common Shares on the date of the exercise of an Option and the applicable exercise price) realized by the Optionee with respect to any prior exercises of Options.


3.   DEATH OF OPTIONEE

     (a) In the event of the death of the Optionee on or prior to the Expiration Date and at a time when the Optionee has not fully exercised the Option, the Option shall be exercisable, to the same extent that the Option was exercisable at the date of the death of the Optionee, by the Optionee's executors or legal personal representatives at any time up to and including a date six months following the date of death of the Optionee or the Expiration Date, whichever is earlier. In the event the Option is not exercised within the foregoing time period, the Option shall expire.

     (b) Except as provided in paragraph (a) above, the Option shall not be transferable or assignable and is exercisable only by the Optionee.


4.   SHARE CAPITAL ADJUSTMENTS

     (a) If at any time after the date hereof there is a reclassification, subdivision, or redesignation of the Common Shares at any time outstanding or a change of the Common Shares into other shares or into other securities or other capital reorganization, or a consolidation, amalgamation or merger of the Corporation with or into any other Corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity (any of such events being called a "Capital Reorganization"), the Optionee shall be entitled upon the future exercise of the Option to receive, and will accept, upon the exercise of the Option at any time thereafter in lieu of the number of Optioned Shares to which the Optionee was previously entitled, the aggregate number of shares, other securities or other property which the Optionee would have been entitled to receive as a result of such Capital Reorganization if, on the record date thereof, the Optionee had been the registered holder of the number of Common Shares which the Optionee was entitled to receive upon the exercise of the Option to the extent that the Optionee had exercised the Option prior to the Capital Reorganization. The Corporation will take all steps necessary to ensure that, on the exercise of the Option after a Capital Reorganization, the

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Optionee will receive the aggregate number of shares, other securities or other property to which he is entitled as a result of the Capital Reorganization. If determined appropriate by the directors of the Corporation, appropriate adjustments will be made as a result of any such Capital Reorganization to the provisions of this paragraph 4(a) such that such provisions will thereafter correspond as nearly as is reasonably possible in relation to any shares, other securities or other property thereafter deliverable upon the exercise of the option. Any such adjustment will be made by a resolution of the directors of the Corporation and set forth in a notice sent to the Optionee.

     (b) The following rules shall apply regarding the adjustment to the number of Optioned Shares:

     (i) any adjustments made as a result of the provisions of this paragraph 4 are cumulative and will be computed to the nearest whole Optioned Share;

     (ii) if any question arises at any time with respect to the number of Optioned Shares or any adjustment to such number or the amount of any cash payment made in lieu of issuing a fractional share, such question shall be conclusively determined by the auditors of the Corporation or, if they are unwilling or unable to act, by such other firm of independent internationally recognized chartered accountants as may be selected by the directors and such determination shall be binding upon the Corporation and the Optionee. If any such determination is made, the Corporation shall deliver a notice to the Optionee setting forth the determination made; and

    (iii) if a fraction of a Common Share would otherwise be issuable upon any exercise of the Option, the Corporation shall not issue such fractional share but shall pay to the Optionee an amount equal to the then current fair market value of such fractional share as such fair market value may be determined by the directors of the Corporation.

     (c) As long as the Option has not been exercised in full and is exercisable, the Corporation shall reserve, out of its unissued Common Shares, a sufficient number of Common Shares to enable the Option to be exercised into all of the Optioned Shares in respect of which the Option may be exercised. Nothing set forth in this paragraph 4(c) or otherwise in this agreement shall affect or restrict the right of the Corporation to issue Common Shares from time to time.

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5.   RIGHTS OF OPTIONEE BEFORE EXERCISE OF OPTION

     The Optionee shall not have any rights whatsoever as a shareholder in respect of the Optioned Shares covered by the Option until the Option is exercised, in whole or in part, and payment for the Optioned Shares thereby purchased has been made.


6.   EXERCISE OF OPTION

     (a) The Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise specifying the number of Optioned Shares with respect to which the Option is being exercised and accompanied by payment in full of the purchase price for the Optioned Shares then being purchased. All Optioned Shares subscribed for hereunder shall be paid for in full in cash at the time of purchase and when issued and delivered to or at the direction of the Optionee shall be issued as fully paid and non-assessable Common Shares.

     (b) As soon as practicable following the receipt of a written notice of exercise and payment in full of the purchase price for the Optioned Shares then being purchased, the Corporation shall cause to be delivered to the Optionee a certificate for the shares so purchased and shall cause to be recorded in the appropriate registers of shareholders of the Corporation the Optionee as a holder of the number of Optioned Shares so issued.


7.   RESTRICTIONS ON EXERCISE AND TRANSFER

     (a) The exercise of the Option granted hereunder shall be subject to the condition that if at any time the Corporation shall determine in its sole discretion that it is necessary or desirable to comply with any legal requirements or the requirements of any stock exchange or other regulatory authority or to obtain any approval or consent from any such stock exchange or other regulatory authority as a condition of, or in connection with, such exercise or the issue of Common Shares as a result thereof, then in any such event such exercise shall not be effective unless such compliance shall have been effected or such approval or consent obtained on conditions satisfactory to the Corporation. The Optionee further acknowledges that Common Shares obtained pursuant to the exercise of the Option granted hereunder may be subject to hold period requirements imposed by applicable securities legislation.

     (b) The Options may not be sold, transferred, assigned or otherwise dealt with in any manner, except to the extent provided in Section 3.

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8.   WITHHOLDING

     Upon and as a condition to the exercise of the Option, the Optionee shall make arrangements satisfactory to the Corporation regarding payment of any taxes of any kind required by law to be withheld with respect to the exercise of the Option. In addition, the Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind due to the Optionee any taxes of any kind required by law to be withheld with respect to the exercise of the Option.


9.   GOVERNING LAW

     This Agreement and the Option granted hereunder shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

10.  SUCCESSORS

     This Agreement and the Option shall be binding upon the Corporation and its successors, including upon the corporation continuing following the amalgamation of the Corporation and Imax Corporation on the date hereof.


     IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.


                                             IMAX CORPORATION


                                             Per: "Bradley J. Wechsler"
                                                  ------------------------------
                                                  Bradley J. Wechsler





"G. Mary Ruby"                                    "John M. Davison"
- -----------------------------------               ------------------------------
Witness                                           John M. Davison